SECOND AMENDMENT TO LETTER OF CREDIT,
                           LOAN AND SECURITY AGREEMENT

            THIS SECOND AMENDMENT TO LETTER OF CREDIT, LOAN AND SECURITY AGREEMENT ("Second Amendment") is made effective as of December _____, 2000, by and among Elecsys Corporation, f/k/a Airport Systems International, Inc. ("Elecsys"); Airport Systems International, Inc. ("New ASI") and DCI, Inc. ("DCI") (Elecsys, ASI and DCI collectively, jointly and severally, the "Borrower"), and Bank of America, N.A. ("Lender").

                             PRELIMINARY STATEMENTS

            (A) Effective February 7, 2000, Elecsys, (then known as Airport Systems International, Inc.), DCI and Lender entered into a Letter of Credit, Loan and Security Agreement and other Financing Documents (as therein defined) (collectively as amended, the "Loan Agreement");

            (B) The Loan Agreement provided, among other things, that Lender would lend Elecsys and DCI $8,000,000 on a revolving basis, $1,178,000 on a term loan basis, and $2,599,572.60 on direct pay letter of credit facility;

            (C) Effective November 1, 2000, Elecsys, then known as Airport Systems International, Inc., did the following (the "Restructuring"): (1) changed its name to "Elecsys Corporation" (2) formed a new company called Airport Systems International, Inc. as a wholly owned subsidiary of Elecsys (New
ASI) and (3) transferred all of Elecsys' assets and liabilities to Airport Systems International, Inc.(except for the stock of DCI and the assets and liabilities related to the ownership of the DCI stock);

            (D) The Restructuring occurred without compliance with Sections 10.3 and 10.4 of the Loan Agreement. In addition, Elecsys is not in compliance with certain financial covenants set forth in the Loan Agreement. Therefore Borrower has requested that Lender modify the terms and conditions of the Loan Agreement as provided herein.

            (E) The Export-Import Bank of the United States ("EXIMBANK") guaranteed a portion of the Borrowers Obligations under the Financing Documents.

            NOW, THEREFORE, in consideration of the premises and upon application of Borrower, it is agreed by and among Lender and Borrower as follows:

                                    AGREEMENT

            1. Acknowledgment of Preliminary Statements. The preliminary statements set forth above are accurate, represent the intent of the parties hereto and are incorporated herein
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by reference. Unless otherwise defined in this Second Amendment, capitalized terms used herein will have the same meaning in this Second Amendment as set forth in the Loan Agreement.

            2. General Non-Waiver. Except as expressly provided herein, nothing in this Second Amendment shall be construed as a waiver on the part of Lender as to any rights, remedy or remedies it may enjoy under the Loan Agreement with respect to any existing circumstances, facts or events constituting an Event of Default under the Loan Agreement.

            3. Acknowledgment of Existing Defaults. Borrower hereby acknowledges that the Restructuring occurred without compliance with Sections 10.3 and 10.4 of the Loan Agreement, and therefore constitutes Events of Default under Section 11.1(c) of the Loan Agreement. Borrower further acknowledges that for the period from October 31, 2000 through the effective date of this Second Amendment, it is not in compliance with the Minimum Tangible Net Worth, Maximum Liabilities Ratio and Minimum Debt Service Coverage Ratio called for under the Loan Agreement and that each such instance of non-compliance constitutes an Event of Default under the Loan Agreement. All Events of Default described in this paragraph shall be hereinafter referred to as the "Existing Defaults."

            4. Limited Waiver of Defaults. Upon Lender's execution of this Second Amendment, Borrower's payment in full of all fees, costs and expenses hereunder required to be paid by Borrower including without limitation the Forbearance and Waiver Fee, and Borrower's satisfaction of all conditions precedent described in section 9 of this Second Amendment to the satisfaction of Lender in its sole discretion, Lender hereby waives the Existing Defaults and its right to collect interest at the Default Rate, provided Borrower remains in compliance with the terms of the Loan Agreement as modified by this Second Amendment. Nothing contained in this Second Amendment shall constitute or be construed as a waiver of any other Default or Event of Default except as expressly provided in this Paragraph 4.

            5.    [Intentionally omitted.]

            6.    Modifications   to  Loan  Agreement.   Lender  and  Borrower
hereby agree that the Loan Agreement is amended and modified as follows:

                  6.1 Section 1.1 is hereby amended by deleting the figure
            "$8,000,000.00" following "(ii)" in the paragraph on page 3 which begins with "Available Commitment" and substituting the figure "$9,000,000.00."

                  6.2 Section 1.1 is hereby amended by deleting the phrase
            "United States Six Million Dollars (U.S. $6,000,000)" in the paragraph on page 5 which begins with "Commitment" and substituting the phrase "United States Seven Million Dollars (U.S.$7,000,000)."

                  6.3 Section 3.5 is hereby amended by deleting the phrase "one and one-quarter of one percent per annum (1.25%)" and substituting the phrase "one and three-quarters of one percent per annum (1.75%)."

                  6.4 The Promissory Note is hereby amended by deleting the
            phrase "plus one-half of one percent per annum (0.5%)" appearing in subparagraph (a) to the first full paragraph on the first page of the Promissory Note and substituting the phrase "plus two percent per annum (2%)."

                  6.5 Section 12.3(b) is deleted in its entirety and the following is substituted therefor:

                  (b) EXIMBANK Facility Fee. The Borrower shall be obligated to pay directly to the Bank the EXIMBANK Facility Fee in the amount of U.S. $105,000.00 per annum, to be prorated for any portion of a 12-month period during which the Commitment will be outstanding, which is due and payable on the date of this Agreement and on each anniversary of the date of this Agreement.

                  6.6 Section 12.3(c) is deleted in its entirety and the following is substituted therefor:

                  (c) Unused Line Fee. In connection with and as a consideration for the Bank's Commitment, the Borrowers shall pay a fee to the Bank in an amount equal to one-half of one percent (.5%) per annum of the average daily unused portion of the Commitment payable quarterly in arrears on the first day of each quarter and on the date of any permanent reduction in the Commitment.

                  6.7 Section 9.1 is deleted in its entirety and the following is substituted therefor:

                         "Section 9.1 Financial Ratios.

                        (a)   Minimum   Tangible   Net   Worth.   Permit   the
                              Tangible Net Worth of the Borrower to be less than:

                              (1)  $5,600,000 at the end of the fiscal quarter
                                 ending January 31, 2001,
                              (2)  $6,100,000   at  the  end  of  each  fiscal
                                 quarter thereafter.
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                        (b)   Minimum  Current  Ratio.  Permit  the  Current
                              Ratio at any time to be less than 1.45 to 1.0, measured on a quarterly basis beginning January 31, 2001.

                        (c)     [Intentionally omitted].

                        (d)   Maximum    Liabilities   Ratio.   Permit   the
                              Liabilities Ratio of the Borrower to exceed:

                              (1)  2.75  to  1  at  the  end  of  the   fiscal
                                 quarters ending January 31, 2001 and April 30, 2001,

                              (5)  2.50  to  1  at  the  end  of  each  fiscal
                                 quarter thereafter.

                        (e) Minimum Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio of the Borrower to be less than:

                              (1) .75 to 1 at the end of the fiscal quarter ending January 31, 2001
                              (2) 1.00 to 1 at the end of the fiscal quarter ending April 30, 2001
                              (3) 1.20 to 1 at the end of each fiscal quarter thereafter.


            7. Further Security Documents. As a material part of the consideration for Lender entering into this Second Amendment and in order to induce Lender to modify the Loan Agreement and to extend credit to Borrower, Elecsys and New ASI agree as follows:

            7.1 New ASI hereby acknowledges, assumes and agrees to be bound by all of the terms and conditions of the Loan Agreement as if an original borrower thereunder, including without limitation, acknowledging Lender's security interests in and to all of Elecsys' assets, which security interests continue to be attached and perfected notwithstanding the transfer of such assets to New ASI.

            7.2 To the extent not already granted, New ASI does hereby grant Lender a security interest in and to all of its assets, including, without limitation, all Receivables, Inventory, Equipment, Contract Rights, General Intangibles, Deposit Accounts, Real Estate and other Collateral as those terms are defined in the Loan Agreement to secure the payment and performance of all of Borrower's Obligations under the Loan Agreement. New ASI additionally agrees to execute a security agreement in such form as is reasonably acceptable to Lender.

            7.3 Elecsys shall and does hereby pledge as security for any or all of Borrower's Obligations to Lender under the Loan Agreement all its right title and interest in and to any and all shares of stock in New ASI. Elecsys shall execute a

     Stock Pledge Agreement further evidencing such pledge in such form as is reasonably acceptable to Lender.

            8. Modification Expenses. Borrower will pay to Lender promptly as they come due, any and all costs and expenses incurred by Lender in connection with the negotiation, preparation and documentation of this Second Amendment, including without limitation, all recording fees, mortgage registration tax and all reasonable attorneys' fees and costs.

            9. Conditions Precedent. Lender shall be under no obligation of any kind under this Second Amendment unless the following conditions precedent have been satisfied as determined in the sole discretion of Lender:

            9.1 Completion of a U.C.C. search at the expense of Borrower demonstrating no intervening liens, claims or encumbrances that would adversely impact upon Lender's security interests as set forth in this Second Amendment and the Loan Agreement.

            9.2 Full disclosure of all information and documents relating to the name change, subsidiary formation and transfer set forth in the preliminary statements above that may be reasonably requested by Lender.

            9.3 Payment in full of the Forbearance and Waiver Fee in immediately available funds.

            9.4 Execution of a security agreement and stock pledge agreement required by Section 7 of this Second Amendment.

            9.5 Delivery of an reasoned opinion letter from Blackwell Sanders Peper Martin LLP to Lender in form and substance acceptable to Lender in its sole discretion opining that the Restructuring was duly authorized pursuant to the organizational documents of Elecsys and pursuant to Kansas and Federal law with full corporate authority.

            9.6 Delivery of an unqualified opinion letter from Blackwell Sanders Peper Martin LLP in form and substance acceptable to Lender in its sole discretion opining as to the creation and perfection of security interests in favor of Lender with respect to all assets of Borrower.

            9.7 Execution and Delivery of a new Promissory Note reflecting the change in the amount of Commitment set forth in paragraph 6.2 of this Second Amendment.

            9.8 Execution of any other documents, including financing statements, amendments to existing financing statements, or other documents reasonably requested by Lender in connection herewith.

            10. Cross Default and Cross Collateralization. A default in the payment or performance of Borrower's obligations under this Second Amendment will constitute an Event of Default under the Loan Agreement and in such event Lender will be entitled to exercise any and all remedies available thereunder. Lender and Borrower further agree that the Security Documents securing the Loan Agreement are hereby modified so that the Security Documents will continue to secure the Loan Agreement as amended by this Second Amendment.

            11. Ratification. The parties hereto ratify and reaffirm that all terms, conditions and provisions of the Loan Agreement remain in full force and effect except to the extent expressly modified by the terms of this Second Amendment and the terms and conditions of this Second Amendment are hereby incorporated in, and will hereafter be deemed a part of, the Loan Documents for all purposes.

            12. Releases. As a material part of the consideration for Lender entering into this Second Amendment and in order to induce Lender to modify the Loan Agreement and to extend credit to Borrower, Borrower hereby jointly and severally releases and forever discharges Lender's directors, officers, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns from any and all liabilities, obligations, actions, contracts, claims, causes of action, damages, demands, costs and expenses whatsoever (collectively "Claims"), of every kind and nature, however evidenced or created, whether known or unknown, arising prior to or on the date of this Second Amendment including, but not limited to, any Claims involving the extension of credit under or administration of the Loan Agreement, the indebtedness incurred by the Borrower or any other transactions evidenced by the Loan Agreement and/or this Second Amendment.

            13. Renewal. To the extent that any payment or payments made to Lender under this Second Amendment or the Loan Agreement are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to either Borrower, whether directly or indirectly as a debtor-in-possession, or to a receiver or any other party under any bankruptcy law, or other state or federal law, then the portion of the indebtedness of the Borrower intended to have been satisfied by such payment or payments will be revived and will continue in full force and effect as if such payment or payments had never been received by Lender.

            14.   Representations  and  Warranties.   Elecsys,   ASI  and  DCI
                  --------------------------------
jointly and severally represent and warrant to Lender as follows:

                  (A) All of the representations and warranties of Borrower in the Loan Agreement are true and correct as of the date hereof, as modified by this Second Amendment.

                  (B) Except as expressly described herein, no Event of Default is in existence with respect to the Loan Agreement or Security Documents.

                  (C) No Event of Default has occurred or will occur as a result of the execution, delivery, and performance of this Second Amendment.

                  (D) This Second Amendment has been duly authorized, executed and delivered and is a legally valid, binding, joint and several obligation of Elecsys, ASI and DCI and is enforceable against each of them in accordance with its terms.

                  (E) The transfer to New ASI by Elecsys of assets and related liabilities in the Restructuring did not create any tax liability to Elecsys or New ASI, and (ii) the conduct of the navigational aids business through New ASI will not have any material federal income tax consequences different than if such business had continued to be conducted through Elecsys.

            15.   Miscellaneous.

                  (A) Borrower hereby agrees and acknowledges that Lender may endorse and deposit any check or other instrument tendered in connection with a partial payment without thereby giving effect to or being bound by any language purporting to make acceptance of such instrument an accord and satisfaction of the Secured Obligations evidenced by this Second Amendment or the Loan Agreement.

                  (B) In the event of a conflict between or among the terms, covenants, conditions or provisions of this Second Amendment, Loan Agreement or any other Loan Documents, Lender may elect to enforce from time to time those provisions that would afford Lender the maximum financial benefits and security for the Secured Obligations and/or provide Lender the maximum assurance of payment of the Secured Obligations in full.

                  (C) No inference in favor of, or against, any party will be drawn from the fact that such party has drafted any portion of the Loan Agreement.

                  (D) This Second Amendment may be executed in any number of counterparts, each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement.

                  (E) This Second Amendment will be governed by and construed under the laws of the State of Missouri.

                  (F) This Second Amendment will be binding upon and will inure to the benefit of the parties hereto and to their respective successors and assigns.

            16. WAIVER OF JURY TRIAL. LENDER AND BORROWER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS SECOND AMENDMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY

BORROWER AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS FIRST AMENDMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

            IN WITNESS WHEREOF, Borrower and Lender have caused this First Amendment to be executed by an officer duly authorized to so execute and bind Borrower and Lender, respectively, effective as of the day and year first written above.

"BORROWER"

ELECSYS CORPORATION, a Kansas
corporation

By:
Printed Name:
Its:


DCI, INC., a Kansas corporation


By:
Printed Name:
Its:


AIRPORT SYSTEMS INTERNATIONAL, INC., a
Kansas corporation

By:
Printed Name:
Its:

            ACCEPTED effective the _____ day of December, 2000, at Lender's place of business in the City of Kansas City State of Missouri.

"LENDER"

BANK OF AMERICA, N.A.,
a national banking association



By:
Printed Name:
Title: